UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                          Date of Report: July 24, 2008


                          TOMBSTONE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


              Colorado                                 333-138184                               51-0431963
-------------------------------------             ----------------------             ---------------------------------
  (State or other jurisdiction of                   (Commission File                   (IRS Employer Identification
           incorporation)                                Number)                                 Number)


                 2400 Central Avenue, Suite G, Boulder, CO 80301
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                  303-684-6644
               Registrant's telephone number, including area code


                              Tombstone Cards, Inc.
                      -------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                          SECTION 8 - OTHER INFORMATION

ITEM 8.01 - OTHER INFORMATION

         On July 24, 2008, the Company held an annual meeting of its shareholders. There were sufficient shares represented for a quorum. There sufficient votes to pass all of the proposals presented at the meeting. The proxies were tallied through July 26, 2008. The breakdown of the voting on each proposal is as follows.


                                            For            Against      Withhold
                                            -------------  --------- -----------

Proposal #1 - To elect three persons          1,722,500         0          0
(John N. Harris, Neil A. Cox, and
William Reilly) to the Board of Directors for the ensuing year

Proposal #2 - To authorize a change in        1,722,500         0          0
the name of this corporation to Tombstone
Technologies, Inc. (requires an
amendment to the Articles of Incorporation)

Proposal #3 - To authorize the creation of    1,722,500         0          0
Preferred Stock (requires an amendment to the Articles of Incorporation)

Proposal #4 - To ratify the appointment       1,722,500         0          0
of our auditors, Cordovano and Honeck LLP



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                 TOMBSTONE TECHNOLOGIES, INC.


                                 By:  /s/ John Harris
                                      --------------------------------------
                                      John Harris, President and Chief
                                        Executive Officer


                                 Date: August 6, 2008










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